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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Statutory Stock Option Agreement between Arcadia Financial Ltd. and Warren Kantor and to the incorporation by reference therein of our report dated January 25, 1999, with respect to the consolidated financial statements of Arcadia Financial Ltd. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
September 28, 1999